EXHIBIT 10.5
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                      AMENDED AND RESTATED PROMISSORY NOTE

                                                              As of May 24, 2001
$550,000                                                    Great Neck, New York


                  FOR VALUE RECEIVED, Paul A. Amershadian, with an address at 39 Winged Foot Drive, Manalapan, New Jersey 07726 ("Maker") promises to pay to the order of COACTIVE MARKETING GROUP, INC. ("Payee") at its principal office at 415 Northern Boulevard, Great Neck, New York 11021 or at any of its other offices as Payee may designate by written notice to Maker, the sum of FIVE HUNDRED FIFTY THOUSAND DOLLARS ($550,000), together with interest accrued thereon at the rate and on the terms set forth below.

                  This Note amends and restates and has been delivered to Payee in substitution for (i) that certain Promissory Note (the "1996 Note") in the principal amount of $200,000, dated January 10, 1996, made by Maker in favor of Inmark Services, Inc. ("Inmark"), and (ii) that certain Promissory Note in the principal amount of $25,000, dated April 7, 1997, made by Maker in favor of Inmark (the "1997 Note"). The 1996 Note and the 1997 Note and all amounts due thereunder have been assigned by Inmark to Lender.

                  This Note evidences (x) loans by Inmark to Maker evidenced by the 1996 Note and 1997 Note, in the outstanding principal amounts of $200,000 and $25,000, respectively, (y) an advance to Maker made on January 12, 2000, in the principal amount of $25,000 and (z) loans made on the date hereof in the principal amount of $300,000.

                  Maker acknowledges and agrees with Payee that Maker is also obligated to repay Payee the additional amount of $119,299.00 in respect of interest that has accrued to the date hereof on the loans and advances made under clauses (i) and (ii) of the preceding paragraph and not been repaid (the "Prior Accrued Interest").

                  Payments in respect of the principal amount of this Note and all accrued and unpaid interest on this Note, including, without limitation, the Prior Accrued Interest (collectively, the "Outstanding Obligations") shall be made as follows:

                  (i) On the first day of each month, commencing July 2001, Maker shall pay to Payee an amount equal to one-half of the interest that has accrued on the outstanding principal balance of this Note during the immediately preceding calendar month;

                  (ii) In any year in which Maker receives a cash bonus (a "Bonus") from Payee in connection with his employment with Inmark (whether or not Maker has made any voluntary prepayments under this Note) Maker

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                           shall pay to Payee, at the same time such Bonus is
                           paid to Maker, and Inmark may withhold from such Bonus payment and pay to Payee, an amount equal to one-half of the After Tax Bonus. "After Tax Bonus" shall mean the gross amount of a Bonus, less (i) federal, state and local income taxes payable in respect of such Bonus, calculated based on the average rate at which Maker's income was taxed by federal, state and local taxing authorities in the year immediately preceding the year in which the Bonus is paid, and (ii) all amounts withheld by Inmark with respect to such Bonus in respect of any other taxes; and

                  (iii) The remaining unpaid portion of the Outstanding Obligations, including, without limitation, the Prior Accrued Interest, shall be due and payable in one installment on the earlier to occur of (i) five years from the date hereof or (ii) the consummation by Payee of a merger, consolidation or a sale of all or substantially all of its assets, other than a merger or consolidation in which the stockholders of Payee immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter.

                  The outstanding principal amount of this Note shall bear interest at a fluctuating rate equal to the highest rate at which Payee's loans bear interest from time to time under that certain Credit Agreement dated as of May 17, 2001 between European American Bank, Payee, Inmark, Optimum Group, Inc. and U.S. Concepts, Inc. or under any succeeding senior credit facility.

                  Interest shall be calculated on the basis of a 360-day year for actual days elapsed. In no event shall the interest rate applicable at any time to this Note exceed the maximum rate permitted by law.

                  Maker agrees to apply the proceeds of the $300,000 loan made on the date hereof as follows:

                  (i) $200,000 (or such greater amount as shall be required) shall be used to repay Maker's indebtedness to PNC Bank, National Association; and

                  (ii) The balance shall be used by Maker to pay such other debts owed by Maker to other parties.

                  This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. All payments (including prepayments) on account of this Note shall be applied first to the payment of accrued interest, including the Prior Accrued Interest, and then to the payment of principal.

                   If any amount payable under this Note is due on a day on which banks are required or authorized to close in New York City (any other day being a "Business Day"), such

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payment may be made on the next succeeding Business Day and such additional time shall be included in the computation of interest.

                    To secure all of Makers obligations under this Note, Maker has (A) granted Payee (i) a first lien and security interest in the Security Collateral, as such term is defined in the Amended and Restated Pledge Agreement of even date herewith between Maker and Payee, and (ii) a lien and security interest in certain real property located at 39 Winged Foot Drive, Manalapan, New Jersey 07726, and (B) assigned to Payee certain life insurance policies.

                  The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note: (i) if Maker shall fail to pay when due any amount due under this Note and such failure shall not be cured within ten days after the date such payment was due; (ii) Maker shall commence any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Maker, or seeking to adjudicate Maker a bankrupt or insolvent or other relief with respect to Maker or any his debts, or seeking appointment of a receiver, trustee, custodian or other similar official for Maker or for all or any part of the assets of Maker, or Maker shall make a general assignment for the benefit of his creditors, or there shall be commenced against Maker any case, proceeding or other action of a nature referred to in this clause (ii), or there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of the assets of Maker which results in the entry of an order for any such relief, or Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause (ii), or Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (iii) Maker's employment with Inmark shall terminate for any reason whatsoever, including by reason of Maker's death; or (iv) Maker shall suffer a Disability. Maker shall be deemed to have suffered a "Disability" if as a result of a physical or mental incapacity or infirmity, Maker shall be unable to properly and fully perform his duties and responsibilities as an employee of Inmark for periods aggregating at least 90 days during any period of 12 consecutive months or for any period of 60 consecutive days.

                  Upon the occurrence and during the continuance of an Event of Default, the holder of this Note may, at its option, by notice in writing to Maker declare this Note to be, and this Note shall forthwith become, due and payable; provided, however, that upon the occurrence of an Event of Default specified in clause (ii) above, the Outstanding Obligations shall automatically become due and payable forthwith, without demand or notice of any kind. If an Event of Default occurs, Maker shall pay to the holder of this Note all expenses (including, without limitation, reasonable attorneys' fees and expenses and court fees and court costs) incurred by the holder in connection with obtaining advice as to its rights and remedies in connection with such default and in connection with enforcing and collecting this Note.

                  Failure of or delay by the holder hereof to assert any right contained herein will not be deemed to be a waiver thereof. The holder of this Note may not waive any of its rights, except by an instrument in writing signed by the holder.

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                  In the event that any one or more of the provisions of this
Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

                  Maker hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

                  This Note may not be amended except by an instrument in writing signed by the holder of this Note.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to its doctrine of conflict of laws. Maker, by his execution hereof (I) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS NOTE MAY BE INSTITUTED IN A STATE OR FEDERAL COURT LOCATED IN NEW YORK OR NASSAU COUNTY IN THE STATE OF NEW YORK; (II) WAIVES ANY OBJECTION WHICH HE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING OR BASED ON FORUM NON CONVENIENS; (III) CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER HIS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER; AND
(IV) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO MAKER AT HIS ADDRESS SET FORTH ABOVE OR TO ANY OTHER ADDRESS FOR AS MAY HEREAFTER BE DESIGNATED IN ANY WRITTEN NOTICE BY MAKER TO PAYEE.

                  IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, MAKER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION WHATSOEVER.

                  Any notice from the holder of this Note to Maker shall be deemed given when delivered to Maker by hand or when deposited in the United States mail and addressed to Maker at the address of Maker set forth in the first Paragraph of this Note.


                                                    /s/ PAUL A. AMERSHADIAN
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                                                    Paul A. Amershadian

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